ADJUSTABLE RATE MULTIFAMILY NOTE
                      (3-Month LIBOR Index with Rate Caps)

US $49,156,000.00                                           As of April 27, 2000

         FOR VALUE RECEIVED, the undersigned ("Borrower") jointly and severally (if more than one) promises to pay to the order of REILLY MORTGAGE CAPITAL CORPORATION, a Virginia corporation, the principal sum of Forty-Nine Million One Hundred Fifty-Six Thousand and 00/100 Dollars (US $49,156,000.00), with interest on the unpaid principal balance at the rates applicable from time to time set forth in this Adjustable Rate Multifamily Note ("Note").

         1. Defined Terms. As used in this Note, (i) the term "Lender" means the holder of this Note, and (ii) the term "Indebtedness" means the principal of, interest on, or any other amounts due at any time under, this Note, the Security Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security of the Security Instrument under Section 12 of the Security Instrument. Event of Default, Key Principal and other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Security Instrument (as defined in Paragraph 5).

         2. Address for Payment. All payments due under this Note shall be payable at 2000 Corporate Ridge, Suite 925, McLean, Virginia 22102, or such other place as may be designated by written notice to Borrower from or on behalf of Lender.

         3. Payment of Principal and Interest. Principal and interest shall be paid as follows:

         (a) Unless disbursement of principal is made by Lender to Borrower on the first day of the month, interest for the period beginning on the date of disbursement (the "Disbursement Date") and ending on and including the last day of the month in which such disbursement is made shall be payable simultaneously with the execution of this Note. Interest under this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

         (b) Interest shall accrue on the unpaid principal balance of this Note at the Adjustable Rate (defined below). The Adjustable Rate shall change on each Rate Change Date (defined below) until the loan is repaid in full.

         (c) The initial Adjustable Rate shall be 8.0580% per annum until the first Rate Change Date. From and after each Rate Change Date until the next Rate Change Date, the Adjustable Rate shall be the sum of (i) the Current Index (defined below), and (ii) the Margin (defined below), subject to the limitations that the Adjustable Rate shall not be (x) more than 1 percentage point (1%) higher or lower than the Adjustable Rate in effect for the 3-month period immediately preceding the Rate Change Date, (y) more than 11.0580%, or (z) less than 5.0580%. Accrued interest on this Note shall be paid in arrears as provided in subsection (e) below.

          (d) Consecutive monthly installments of principal and interest, each in the amount of the Required Monthly Payment (defined below), shall be payable on the first day of each month beginning June 1, 2000, until the entire unpaid principal balance evidenced by this Note is fully paid. Any accrued interest remaining past due for 30 days or more shall be added to and become part of the unpaid principal balance and shall bear interest at the rate or rates specified in this Note,

Fannie Mae Multifamily ARM Note               Form 4122-ARM.3L             10/99
3 Month LIBOR with Rate Caps                                              Page 1
and any reference below to "accrued interest" shall refer to accrued interest which has not become part of the unpaid principal balance. Any remaining principal and interest, if not sooner paid, shall be due and payable on the Maturity Date. The initial Required Monthly Payment shall be the amount required to pay the unpaid principal balance of this Note in equal monthly installments, including accrued interest at the Adjustable Rate over the Original Amortization Period (defined below) beginning on the first day of the second month after the Disbursement Date. The initial Required Monthly Payment shall be Three Hundred Sixty-Two Thousand Six Hundred Seventy-Eight and 81/100 Dollars (US $362,678.81). Thereafter, to the extent that the Adjustable Rate has changed, the Required Monthly Payment shall change on each Payment Change Date, and shall be in such amount as shall cause the unpaid principal balance of the Note to be amortized over the Remaining Amortization Period (defined below).

         (e) Before each Payment Change Date, Lender shall re-calculate the Adjustable Rate and shall notify Borrower (in the manner specified in the Security Instrument (defined below) for giving notices) of any change in the Adjustable Rate and the Required Monthly Payment.

         (f) If Lender at any time determines, in its sole but reasonable discretion, that it has miscalculated the amount of the Required Monthly Payment (whether because of a miscalculation of the Adjustable Rate or otherwise), then Lender shall give notice to Borrower of the corrected amount of the Required Monthly Payment (and the corrected Adjustable Rate, if applicable) and (i) if the corrected amount of the Required Monthly Payment represents an increase, then Borrower shall, within 30 calendar days thereafter, pay to Lender any sums that Borrower would have otherwise been obligated under this Note to pay to Lender had the amount of the Required Monthly Payment not been miscalculated, or
(ii) if the corrected amount of the Required Monthly Payment represents a decrease thereof and Borrower is not otherwise in breach or default under any of the terms and provisions of the Note, the Security Instrument or any other loan document evidencing or securing the Note, then Borrower shall thereafter be paid the sums that Borrower would not have otherwise been obligated to pay to Lender had the amount of the Required Monthly Payment not been miscalculated.

         (g) For purposes of this Section, the following definitions shall apply:

         Current Index: The published Index that is effective on the 45th day before the applicable Rate Change Date.

         Index: The average of interbank offered rates for 3-month U.S. Dollar-denominated deposits in the London market based on quotations of major banks, as reported by Telerate through electronic transmission. If the Index is no longer available, or is no longer posted through electronic transmission, Lender will choose a new index that is based upon comparable information and provide notice thereof to Borrower.

         Loan Year: The period beginning on the Disbursement Date and ending on the day before the fourth Rate Change Date and each successive 12-month period thereafter.

         Margin: 1.7400%.

         Maturity Date: May 1, 2005, or any earlier date on which the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise.

         Original Amortization Period:  360 months.

Fannie Mae Multifamily ARM Note               Form 4122-ARM.3L             10/99
3 Month LIBOR with Rate Caps                                              Page 2

         Payment Change Date: The first day of the month which is three months following the first day of the second calendar month after the Disbursement Date and each successive 3-month period thereafter until this Note is repaid in full.

         Rate Change Date: The first day of the month which is three months following the first day of the first calendar month after the Disbursement Date and each successive 3-month period thereafter until this Note is repaid in full.

         Remaining Amortization Period: As of the applicable Payment Change Date, the Original Amortization Period minus the number of scheduled monthly payments that have elapsed since the date of this Note.

         4. Application of Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion. Borrower agrees that neither Lender's acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender's application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

         5. Security. The Indebtedness is secured, among other things, by a multifamily mortgage, deed to secure debt or deed of trust dated as of the date of this Note (the "Security Instrument"), and reference is made to the Security Instrument for other rights of Lender concerning the collateral for the Indebtedness.

         6. Acceleration. If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, the prepayment premium payable under Paragraph 10, if any, and all other amounts payable under this Note and any other Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower. Lender may exercise this option to accelerate regardless of any prior forbearance.

         7. Late Charge. If any monthly amount payable under this Note or under the Security Instrument or any other Loan Document is not received by Lender within 10 days after the amount is due, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to 5 percent of such amount. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the loan evidenced by this Note (the "Loan"), and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this Paragraph represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Paragraph 8.

         8. Default Rate. So long as any monthly installment or any other payment due under this Note remains past due for 30 days or more, interest under this Note shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid monthly installment or other payment due, as applicable, at a rate (the "Default Rate") equal to the lesser of 4 percentage points above the then current Adjustable Rate or the maximum interest rate which may be collected from Borrower under applicable law. If the unpaid principal balance and all accrued interest are not paid in full on the Maturity Date, the unpaid principal balance and all accrued interest shall bear interest from the Maturity Date at the Default Rate. Borrower also

Fannie Mae Multifamily ARM Note               Form 4122-ARM.3L             10/99
3 Month LIBOR with Rate Caps                                              Page 3
acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, that, during the time that any monthly installment or payment under this Note is delinquent for more than 30 days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender's ability to meet its other obligations and to take advantage of other investment opportunities, and that it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any monthly installment or other payment due under this Note is delinquent for more than 30 days, Lender's risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the Borrower's delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

         9. Limits on Personal Liability.

         (a) Except as otherwise provided in this Paragraph 9, Borrower shall have no personal liability under this Note, the Security Instrument or any other Loan Document for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under the Loan Documents, and Lender's only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender's exercise of its rights and remedies with respect to the Mortgaged Property and any other collateral held by Lender as security for the Indebtedness. This limitation on Borrower's liability shall not limit or impair Lender's enforcement of its rights against any guarantor of the Indebtedness or any guarantor of any obligations of Borrower.

         (b) Borrower shall be personally liable to Lender for the repayment of a portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of (1) failure of Borrower to pay to Lender upon demand after an Event of Default, all Rents to which Lender is entitled under Section 3(a) of the Security Instrument and the amount of all security deposits collected by Borrower from tenants then in residence; (2) failure of Borrower to apply all insurance proceeds and condemnation proceeds as required by the Security Instrument; (3) failure of Borrower to comply with Section 14(d) or (e) of the Security Instrument relating to the delivery of books and records, statements, schedules and reports; (4) fraud or written material misrepresentation by Borrower, Key Principal or any officer, director, partner, member or employee of Borrower in connection with the application for or creation of the Indebtedness or any request for any action or consent by Lender; or (5) failure to apply Rents, first, to the payment of reasonable operating expenses (other than Property management fees that are not currently payable pursuant to the terms of an Assignment of Management Agreement or any other agreement with Lender executed in connection with the Loan) and then to amounts ("Debt Service Amounts") payable under this Note, the Security Instrument or any other Loan Document (except that Borrower will not be personally liable (i) to the extent that Borrower lacks the legal right to direct the disbursement of such sums because of a bankruptcy, receivership or similar judicial proceeding, or (ii) with respect to Rents that are distributed in any calendar year if Borrower has paid all operating expenses and Debt Service Amounts for that calendar year).

         (c) Borrower shall become personally liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following Events of
Default: (1) Borrower's acquisition of any property or operation of any business not permitted by Section 33 of the

Fannie Mae Multifamily ARM Note               Form 4122-ARM.3L             10/99
3 Month LIBOR with Rate Caps                                              Page 4

Security Instrument; or (2) a Transfer that is an Event of Default under Section 21 of the Security Instrument.

         (d) To the extent that Borrower has personal liability under this Paragraph 9, Lender may exercise its rights against Borrower personally without regard to whether Lender has exercised any rights against the Mortgaged Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Lender under this Note, the Security Instrument, any other Loan Document or applicable law. For purposes of this Paragraph 9, the term "Mortgaged Property" shall not include any funds that (1) have been applied by Borrower as required or permitted by the Security Instrument prior to the occurrence of an Event of Default, or (2) Borrower was unable to apply as required or permitted by the Security Instrument because of a bankruptcy, receivership, or similar judicial proceeding.

         10. Lockout; Voluntary and Involuntary Prepayments.

         (a) Borrower may not voluntarily prepay all or any portion of the indebtedness evidenced hereby during the first Loan Year (the "Lockout Period").

         (b) A prepayment premium shall be payable in connection with any prepayment made under this Note as provided below:

                  (1) At any time after the expiration of the Lockout Period, Borrower may voluntarily prepay all (but not less than all) of the unpaid principal balance of this Note on the last Business Day of a calendar month if Borrower has given Lender at least 30 days prior notice of its intention to make such prepayment. Such prepayment shall be made by paying (A) the amount of principal being prepaid, (B) all accrued interest, (C) all other sums due Lender at the time of such prepayment, and (D) the prepayment premium calculated pursuant to Schedule A. For all purposes, including the accrual of interest, any prepayment received by Lender on any day other than the last calendar day of the month shall be deemed to have been received on the last calendar day of such month. For purposes of this Note, a "Business Day" means any day other than a Saturday, Sunday or any other day on which Lender is not open for business.

                  (2) Upon Lender's exercise of any right of acceleration under this Note, Borrower shall pay to Lender, in addition to the entire unpaid principal balance of this Note outstanding at the time of the acceleration, (A) all accrued interest and all other sums due Lender under this Note and the other Loan Documents, and (B) the prepayment premium calculated pursuant to Schedule A.

                  (3) Any application by Lender of any collateral or other security to the repayment of any portion of the unpaid principal balance of this Note prior to the Maturity Date and in the absence of acceleration shall be deemed to be a partial prepayment by Borrower, requiring the payment to Lender by Borrower of a prepayment premium. The amount of any such partial prepayment shall be computed so as to provide to Lender a prepayment premium computed pursuant to Schedule A without Borrower having to pay out-of-pocket any additional amounts.

         (c) Notwithstanding the provisions of Paragraph 10(b), no prepayment premium shall be payable with respect to (A) any prepayment made no more than 90 days before the Maturity Date, or (B) any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument.

Fannie Mae Multifamily ARM Note               Form 4122-ARM.3L             10/99
3 Month LIBOR with Rate Caps                                              Page 5

         (d) Schedule A is hereby incorporated by reference into this Note.

         (e) Any required prepayment of less than the unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless Lender agrees otherwise in writing.

         (f) Borrower recognizes that any prepayment of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from a default by Borrower, will result in Lender's incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender's ability to meet its commitments to third parties. Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth on Schedule A represents a reasonable estimate of the damages Lender will incur because of a prepayment.

         (g) Borrower further acknowledges that the prepayment premium provisions of this Note are a material part of the consideration for the loan evidenced by this Note, and acknowledges that the terms of this Note are in other respects more favorable to Borrower as a result of the Borrower's voluntary agreement to the prepayment premium provisions.

         11. Costs and Expenses. Borrower shall pay on demand all expenses and costs, including fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

         12. Forbearance. Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower's obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

         13. Waivers. Presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower, Key Principal, and all endorsers and guarantors of this Note and all other third party obligors.

         14. Loan Charges. Borrower agrees to pay an effective rate of interest equal to the sum of the interest rate provided for in this Note and any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the loan evidenced by this Note and any other fees or amounts to be paid by Borrower pursuant to any of the other Loan Documents. Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring

Fannie Mae Multifamily ARM Note               Form 4122-ARM.3L             10/99
3 Month LIBOR with Rate Caps                                              Page 6
payment of interest at a rate greater than the maximum interest rate permitted to be charged under applicable law. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

         15. Commercial Purpose. Borrower represents that the Indebtedness is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family or household purposes.

         16. Counting of Days. Except where otherwise specifically provided, any reference in this Note to a period of "days" means calendar days, not Business Days.

         17. Governing Law. This Note shall be governed by the law of the jurisdiction in which the Land is located.

         18. Captions. The captions of the paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.

         19. Notices. All notices, demands and other communications required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with Section 31 of the Security Instrument.

         20. Consent to Jurisdiction and Venue. Borrower and Key Principal each agrees that any controversy arising under or in relation to this Note shall be litigated exclusively in the jurisdiction in which the Land is located (the "Property Jurisdiction"). The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Note. Borrower and Key Principal each irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

         21. WAIVER OF TRIAL BY JURY. BORROWER, KEY PRINCIPAL AND LENDER EACH
(A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER, KEY PRINCIPAL AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

Fannie Mae Multifamily ARM Note               Form 4122-ARM.3L             10/99
3 Month LIBOR with Rate Caps                                              Page 7

         ATTACHED SCHEDULES. The following Schedules are attached to this Note:

                    [X]      Schedule A       Prepayment Premium (required)

         IN WITNESS WHEREOF, Borrower has signed and delivered this Note, or has caused this Note to be signed and delivered by its duly authorized representative, as a sealed instrument.

                                  BORROWER:

                                  KRUPP REALTY PARK PLACE - CHICAGO LIMITED
                                    PARTNERSHIP, an Illinois limited partnership

                                  By:  KRF GP Corporation, a Massachusetts
                                        corporation, general partner

                                        By:  __________________________
                                             David Quade
                                             Vice President

                                  SOUTH CHICAGO BANK, N/K/A ADVANCE BANK,
                                  TRUSTEE UNDER THE TERMS OF A TRUST AGREEMENT
                                  DATED SEPTEMBER 28, 1976, KNOWN AS TRUST NO.
                                  11-1780

                                  By:  ________________________(SEAL)
                                  Name:  _____________________
                                  Title:  ______________________

                                  04-3044708
                                  ---------------------------------------------
                                  Borrower's Social Security/Employer ID Number

Fannie Mae Multifamily ARM Note               Form 4122-ARM.3L             10/99
3 Month LIBOR with Rate Caps                                              Page 8

                                  PAY TO THE ORDER OF ___________________
                                  _________________, WITHOUT RECOURSE.

                                  REILLY MORTGAGE CAPITAL CORPORATION, a
                                    Virginia corporation

                                  By: ____________________________________
                                      Brenda R. Dutrow
                                      Assistant Vice President

Fannie Mae Loan Number:  _________________

Fannie Mae Multifamily ARM Note               Form 4122-ARM.3L             10/99
3 Month LIBOR with Rate Caps                                              Page 9

                ACKNOWLEDGMENT AND AGREEMENT OF KEY PRINCIPAL TO
           PERSONAL LIABILITY FOR EXCEPTIONS TO NON-RECOURSE LIABILITY

         Key Principal, who has an economic interest in Borrower or who will otherwise obtain a material financial benefit from the Loan, hereby absolutely, unconditionally and irrevocably agrees to pay to Lender, or its assigns, on demand, all amounts for which Borrower is personally liable under Paragraph 9 of the Multifamily Note to which this Acknowledgment is attached (the "Note"). The obligations of Key Principal shall survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Security Instrument. Lender may pursue its remedies against Key Principal without first exhausting its remedies against the Borrower or the Mortgaged Property. All capitalized terms used but not defined in this Acknowledgment shall have the meanings given to such terms in the Security Instrument. As used in this Acknowledgment, the term "Key Principal" (each if more than one) shall mean only those individuals or entities that execute this Acknowledgment.

         The obligations of Key Principal shall be performed without demand by Lender and shall be unconditional irrespective of the genuineness, validity, or enforceability of the Note, or any other Loan Document, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Key Principal hereby waives the benefit of all principles or provisions of law, which are or might be in conflict with the terms of this Acknowledgment, and agrees that Key Principal's obligations shall not be affected by any circumstances which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Key Principal hereby waives the benefits of any right of discharge and all other rights under any and all statutes or other laws relating to guarantors or sureties, to the fullest extent permitted by law, diligence in collecting the Indebtedness, presentment, demand for payment, protest, all notices with respect to the Note including this Acknowledgment, which may be required by statute, rule of law or otherwise to preserve Lender's rights against Key Principal under this Acknowledgment, including notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, notice of the incurring by Borrower of any obligation or indebtedness and all rights to require Lender to (a) proceed against Borrower,
(b) proceed against any general partner of Borrower, (c) proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness, or (d) if Borrower is a partnership, pursue any other remedy it may have against Borrower, or any general partner of Borrower.

         At any time without notice to Key Principal, and without affecting the liability of Key Principal hereunder, (a) the time for payment of the principal of or interest on the Indebtedness may be extended or the Indebtedness may be renewed in whole or in part; (b) the time for Borrower's performance of or compliance with any covenant or agreement contained in the Note, or any other Loan Document, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived; (c) the maturity of the Indebtedness may be accelerated as provided in the Note or any other Loan Document; (d) the Note or any other Loan Document may be modified or amended by Lender and Borrower in any respect, including an increase in the principal amount; and (e) any security for the Indebtedness may be modified, exchanged, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Indebtedness.

         Key Principal acknowledges that Key Principal has received a copy of the Note and all other Loan Documents. Neither this Acknowledgment nor any of its provisions may be waived, modified, amended, discharged, or terminated except by an agreement in writing signed by the

Fannie Mae Multifamily ARM Note               Form 4122-ARM.3L             10/99
3 Month LIBOR with Rate Caps                                             Page 10
party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that agreement. Key Principal agrees to notify Lender (in the manner for giving notices provided in Section 31 of the Security Instrument) of any change of Key Principal's address within 10 Business Days after such change of address occurs. Any notices to Key Principal shall be given in the manner provided in Section 31 of the Security Instrument. Key Principal agrees to be bound by Paragraphs 20 and 21 of the Note.

         THIS ACKNOWLEDGMENT IS AN INSTRUMENT SEPARATE FROM, AND NOT A PART OF, THE NOTE. BY SIGNING THIS ACKNOWLEDGMENT, KEY PRINCIPAL DOES NOT INTEND TO BECOME AN ACCOMMODATION PARTY TO, OR AN ENDORSER OF, THE NOTE.

         IN WITNESS WHEREOF, Key Principal has signed and delivered this Acknowledgment, or has caused this Acknowledgment to be signed and delivered by its duly authorized representative, as a sealed instrument.

                                 KEY PRINCIPAL:

                                 KR5 ACQUISITION, L.L.C., a Delaware limited
                                   liability company

                                 By:  KRF Company, L.L.C., a Delaware limited
                                       liability company, Managing Member

                                       By: ____________________________
                                           David Quade
                                           Executive Vice President

                                 Address: c/o Berkshire Realty Group
                                          One Beacon Street
                                          Boston, Massachusetts  02108

                                 Social Security/Employer ID No.:04-3493007

Fannie Mae Multifamily ARM Note               Form 4122-ARM.3L             10/99
3 Month LIBOR with Rate Caps                                             Page 11

                                   SCHEDULE A

                               PREPAYMENT PREMIUM

         Any prepayment premium payable under Paragraph 10 of this Note shall be computed as follows:

                  (a) If Borrower makes a prepayment of this Note or Lender accelerates the unpaid principal balance of this Note prior to 90 days before the Maturity Date, the prepayment premium shall be equal to 1% of the unpaid principal balance of the Note.


                                                   --------------------------
                                                   Initials

Fannie Mae Multifamily ARM Note               Form 4122-ARM.3L             10/99
3 Month LIBOR with Rate Caps                                             Page 12